UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On September 18, 2019, Park Hotels & Resorts Inc. (“Park”) completed its previously announced merger with Chesapeake Lodging Trust (“Chesapeake”) pursuant to the Agreement and Plan of Merger, dated as of May 5, 2019 (the “Merger Agreement”), by and among Park, PK Domestic Property LLC, an indirect subsidiary of Park (“PK Domestic”), PK Domestic Sub LLC, a wholly-owned subsidiary of PK Domestic (“Merger Sub,” and together with Park and PK Domestic, the “Park Parties”) and Chesapeake (the “Merger”). Pursuant to the Merger Agreement, Chesapeake merged with and into Merger Sub, with Merger Sub continuing as the surviving entity after the Merger.

As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger:

•	each outstanding common share of beneficial interest, par value $0.01 per share, of Chesapeake (“Chesapeake Common Shares”) (other than shares held by Chesapeake, any wholly-owned subsidiary of Chesapeake or by any of the Park Parties or any of their respective wholly-owned subsidiaries) was converted into the right to receive 0.628 of a share of common stock, par value $0.01 per share, of Park (“Park Common Stock”), and $11.00 in cash, subject to any applicable withholding taxes (collectively, the “Merger Consideration”); and

•	all unvested awards of Chesapeake Common Shares granted under the Chesapeake equity plan became 100% vested and all restrictions and forfeiture conditions thereon lapsed, and thereafter, such Chesapeake Common Shares were considered outstanding and the holders thereof had the right to receive the Merger Consideration with respect to such Chesapeake Common Shares.

No fractional shares of Park Common Stock were issued in the Merger. The value of any fractional interests of shares of Park Common Stock to which a holder was otherwise entitled was paid in cash.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed on Park’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 4, 2019 (the “Term Loan 8-K”), Park, PK Domestic and Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of Park (“PIH”), entered into a Delayed Draw Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto as set forth in the Term Loan Agreement.

On September 18, 2019, PK Domestic borrowed $850,000,000 under the five-year delayed draw term loan tranche of the Term Loan Agreement in connection with the closing of the Merger, and the commitments under the $100 million two-year delayed draw term loan tranche of the Term Loan Agreement were terminated. The disclosure set forth in the Term Loan 8-K under “Item 1.01. Entry into a Material Definitive Agreement – Term Loan Facility” is incorporated by reference herein.

In connection with the Merger, Park assumed Chesapeake’s interest rate swap agreement, which fixes one-month Libor at 1.86 percent for a portion of Park’s borrowings under the Term Loan Agreement up to the $225 million notional amount of the swap. Park also assumed approximately $310 million of existing mortgage loans secured by four of Chesapeake’s properties with maturities ranging from 2022 to 2026 and that bear interest at fixed rates ranging from 4.11 percent to 4.90 percent per year.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2019, pursuant to the terms of the Merger Agreement, the board of directors of Park (the “Board”) approved an increase in the size of the Board from eight to 10 members and the appointments of Mr. Thomas A. Natelli and Mr. Thomas D. Eckert to fill the vacancies created by the increase, in each case subject to consummation of the merger and effective immediately following the effective time of the Merger. These appointments became effective on September 18, 2019. Each new director will serve until the 2020 annual meeting of Park’s stockholders and until his successor is duly elected and qualified. The directors of Park as of immediately prior to the effective time of the Merger continued as directors following the effective time of the Merger.

In connection with their service as directors, each of Messrs. Natelli and Eckert will receive non-employee director compensation commensurate with Park’s other non-employee directors, which is described in more detail in Park’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2019, prorated for their remaining terms.

The Board determined that Messrs. Natelli and Eckert are independent directors. Neither Mr. Natelli nor Mr. Eckert has been assigned to any Board committees at this time. There are no transactions in which Mr. Natelli or Mr. Eckert had or will have an interest that require disclosure under Item 404(a) of Regulation S-K.

Park has entered into an indemnification agreement with each of Messrs. Natelli and Eckert in substantially the form of Park’s standard form of indemnification agreement. These agreements require Park to indemnify covered individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to Park, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.5 to the Park’s Registration Statement on Form 10 and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

Park issued a press release on September 18, 2019 announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1

Agreement and Plan of Merger by and among Park Hotels & Resorts Inc., PK Domestic Property LLC, PK Domestic Sub LLC, and Chesapeake Lodging Trust, dated as of May 5, 2019 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 6, 2019)

99.1	Press Release dated September 18, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park Hotels & Resorts Inc.

Date: September 18, 2019	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer